Exhibit 10.22

AMENDED AND RESTATED SHARED SERVICES AGREEMENT

THIS AMENDED AND RESTATED SHARED SERVICES AGREEMENT (this “Agreement”) is entered into as of January 22, 2015 by and between Viggle Inc., a Delaware corporation (“Viggle”), and SFX Entertainment, Inc., a Delaware corporation (“SFX”) and hereby supersedes the Shared Services Agreement, dated January 4, 2013 between the Parties. Viggle and SFX each are sometimes referred to hereinafter as a “Party” and, collectively, as the “Parties.”

RECITALS

Each Party wishes to engage the other Party to perform certain services and is willing to accept the engagement to perform such services, all subject to and in accordance with the terms and conditions hereof.

AGREEMENT

ARTICLE I. ENGAGEMENT OF VIGGLE

1.1          Engagement. Each Party hereby retains the other Party, and each such Party accepts such retention, and in consideration of the payments provided in Section 3.1 below, agrees to perform and/or to cause certain of its designated employees to perform the applicable Services (as defined in Section 2.1) in accordance with the terms and conditions set forth herein.

1.2          Relationship. Nothing contained in this Agreement shall be deemed or construed to create any partnership, joint venture or employment relationship, or any relationship of principal and agent, between Viggle (or any employee of Viggle) and SFX (or any employee of SFX). Neither Party shall have the right or authority by reason of this Agreement to assume or create any obligations on behalf of the other Party or to bind or make any representations on behalf of the other Party, except with its written consent. The employees of one Party shall not be deemed to be the employees of the other Party, although an employee of one Party providing services to the other Party shall be permitted to hold a title at such non-employing Party, subject to the consent of the employing Party, such consent not to be unreasonably withheld.

ARTICLE

II. DUTIES

2.1          Duties.  During the term of this Agreement, each Party agrees to provide such services and/or to cause certain of its designated employees to perform the services as are requested from time to time by the other Party as set forth on Schedule 2.1 (the “Services”) (such schedule may be amended from time to time by the written agreement of the Parties).

2.2          Procedure for Requesting Services. Each Party may request the other Party to perform any or all of the Services by written or oral notice. The Parties acknowledge that most requests will be oral. Such requests shall include a description of the scope of the Services requested and any limitations on Viggle’s ability to act on behalf of SFX and SFX’s ability to act on behalf of Viggle.

2.3          Timely and Professional Service.  Each Party agrees to make available the personnel and other resources necessary to perform the Services in a timely and efficient manner when requested by the other Party and to perform the Services with due diligence and in a professional and workmanlike manner in accordance with common industry practices. SFX shall specify from to time the Viggle employees who shall provide the Services. Viggle shall specify from to time the SFX employees who shall provide the Services.

2.4          Information and Cooperation. Each Party shall provide such information and access to personnel and premises as is reasonably requested by the other Party for the performance of the Services and shall cooperate with such Party in the performance of the Services. In the event that a Party desires to modify any project or task it has requested, it will promptly notify the other Party.

2.5          Confidentiality; Exceptions. Each Party may from time to time have access to trade secrets, or other proprietary, confidential information of the other Party. The Party receiving such information shall keep confidential, and shall not disclose or use for any purpose except to effectuate the purposes of this Agreement any trade secret or proprietary, confidential information furnished to it by the other Party, including any such information owned by third parties. Each Party shall inform any employees, contractors, directors, officers and agents to whom the Party discloses such information of the requirements of this Agreement. The requirements of this Section 2.5 shall not apply to the extent that it can be established by the receiving Party, by competent proof, that such information: (i) was already known to the receiving Party at the time of disclosure by the other Party other than under an obligation of confidentiality; (ii) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party; (iii) became generally available to the public or was otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement; or (iv) was disclosed to the receiving Party by a third party who was not under an obligation to the disclosing Party not to disclose such information to others (all such information to which none of the foregoing exceptions applies, “Confidential Information”).

2.6          Exceptions to Obligation.  The restrictions contained in Section 2.5 shall not apply to Confidential Information that is otherwise required to be disclosed in compliance with law or governmental regulations, or order of a court or other regulatory body; provided that if a receiving Party is required to make any such disclosure of the other Party’s Confidential Information, the receiving Party shall give advance written notice, if practicable, to the other Party of such disclosure requirement and will use reasonable efforts to secure confidential treatment of such Confidential Information required to be disclosed.

2.7          Remedies. Each Party shall be entitled, in addition to any other right or remedy it may have, at law or in equity, to seek an injunction, enjoining or restraining the other Party from any violation or threatened violation of Sections 2.5 and 2.6.

ARTICLE III.
COMPENSATION OF VIGGLE

3.1          Compensation for Services. As Viggle’s sole compensation for performing (or causing certain of its designated employees to perform) each Service, SFX shall pay Viggle the compensation set forth on Schedule 2.1. As SFX’s sole compensation for performing (or causing certain of its designated employees to perform) each Service, Viggle shall pay SFX the compensation set forth on Schedule 2.1.

3.2          Invoices. Each Party shall invoice the other Party monthly in arrears at the address set forth below or at any other address that such Party designates. Payment terms shall be net thirty (30) days upon receipt of the invoice. Each Party shall pay the other Party promptly for services performed up to the time of termination. Any invoice not paid within thirty (30) days of the date of the invoice shall be subject to interest at a rate of 1% per month.

3.3          No Other Commissions, Fees or Compensation. The compensation with respect to each Service set forth in Section 3.1 shall be the only compensation to which a Party shall be entitled for the Services, and no other or additional fees, compensation or commissions shall be payable in connection with or on account of such services. Each Party shall be responsible for all compensation, benefits, payroll taxes, withholding obligations, unemployment compensation and workers’ compensation claims in respect of each of its employees.

3.4          Books, Records and Inspections. Each Party shall keep or cause to be kept books, records and accounts which are complete and which accurately and fairly reflect all dealings and transactions in relation to its activities under this Agreement, and which shall be in sufficient detail to permit such dealings to be audited in accordance with generally accepted accounting principles. Each Party shall cooperate with the other Party’s accountants and auditors in the preparation of its annual audited financial statements, if any, and its federal, state and local income tax returns. Each Party shall permit the other Party or its authorized representative, upon reasonable prior notice and at i t s sole cost and expense, (a) to inspect the books and records maintained by such Party with respect to the services performed hereunder, and (b) to cause an audit thereof to be conducted, including but not limited to, any reports and returns prepared and filed by such Party with any governmental agencies.

ARTICLE IV.
RESPONSIBILITY; INDEMNIFICATION

4.1          Responsibility of each Party. At all times each Party shall be responsible for the actions or omissions of its employees, regardless of whether such employees are performing Services for the other Party under this Agreement. In connection with the performance of Services under this Agreement, each Party will comply with all applicable laws, regulations, and orders, including, but not limited to, equal opportunity employment laws and regulations and occupational safety and health legislation.

4.2          Indemnification by Viggle. Viggle shall indemnify, defend, and hold harmless SFX and its directors, officers, employees, and agents, and against all demands, claims, actions, liabilities, losses, judgments, costs and expenses (including reasonable attorney fees) relating to third party claims (collectively “Damages”) imposed upon or incurred by SFX during the term of this Agreement to the extent arising out of any of the following:

(a)           Viggle’s failure to comply with applicable laws, regulations or orders during the term of this Agreement; or

(b)           breach of any obligation of Viggle contained in this Agreement.

4.3                               [Intentionally left blank]

4.4          Indemnification by SFX. SFX shall indemnify, defend, and hold harmless Viggle and its directors, officers, employees and agents from and against all Damages imposed upon or incurred by Viggle, to the extent arising out of any of the following:

(a)           SFX’s failure to comply with applicable laws, regulations or orders during the term of this Agreement; or

(b)           breach of any obligation of SFX contained in this Agreement.

4.5          Limitation on Damages. Neither Party shall be liable to the other Party for any special, consequential, incidental, exemplary or punitive damages relating to the performance of this Agreement.

ARTICLE V.
TERM; TERMINATION

The term of this Agreement shall terminate on December 31, 2015, and shall be automatically renewed for additional one-year terms unless terminated for any reason or no reason upon thirty (30) days’ notice by one Party to the other Party. In the event of termination, this Agreement will continue to govern the Parties’ rights and obligations with respect to services performed prior to termination and Sections 2.5, 2.6 and 2.7 shall survive such termination.

ARTICLE VI.
MISCELLANEOUS

6.1          Assignment.  This Agreement is personal to both Parties.  Neither Party shall assign this Agreement or any of its rights hereunder.

6.2          Notices.  Except as permitted in Section 2.2, all notices required under this Agreement shall be directed in writing, shall be deemed given when received, and shall be hand delivered or sent via first class mail to:

SFX:	SFX Entertainment, Inc.
430 Park Avenue
New York, New York 10022
Attention: General Counsel

Viggle:	Viggle Inc.
902 Broadway, 11th Floor
New York, New York 10010
Attention: General Counsel

6.3          Severability; Waiver. When possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable laws, but if any provision of this Agreement is held to be prohibited by or invalid under law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement. Any delay or waiver by a Party to declare a breach or seek any remedy available to it under this Agreement or by law will not constitute a waiver as to any past or future breaches or remedies.

6.4          No Third Party Beneficiaries. Nothing in this Agreement shall confer on any person other than the Parties, or their respective permitted successors or assigns, any rights remedies, obligations or liabilities under or by reason of this Agreement or the transactions contemplated hereby. Only Viggle and SFX shall be entitled to rely on any provision of this Agreement.

6.5          Section Headings. The section headings of this Agreement are for the convenience of the Parties only and in no way alter, modify, amend, limit, or restrict the contractual obligations of the Parties.

6.6          Amendments. This Agreement may not be amended, altered or modified except by a written instrument signed by both Parties.

6.7          Governing Law. This Agreement shall be governed by and construed in accordance with laws of New York without reference to choice of laws, rules or principles.

6.8          Entire Agreement. This Agreement contains the entire agreement between the Parties hereto and supersedes any and all prior agreements, arrangements or understandings between the Parties relating to the subject matter contained herein.

6.9          Counterparts. This Agreement may be executed in any number of identical counterparts, any one of which need not contain the signature of more than one Party, but all such counterparts taken together shall constitute one and the same agreement. Signatures provided by facsimile or other electronic transmission shall be deemed to be original signatures.

6.10        Independent Contractor. It is expressly acknowledged by the Parties that each Party (and its employees) is performing all Services hereunder as an independent contractor.

6.11        Force Majeure. Neither Party shall be held liable or responsible to the other Party nor be deemed to be in default under, or in breach of any provision of, this Agreement for failure or delay in fulfilling or performing any obligation of this Agreement when such failure or delay is due to Force Majeure. For purposes of this Agreement, Force Majeure is defined as causes beyond the control of the Party, including, without limitation, acts of God; acts, regulations, or laws of any government adopted after the date of this Agreement or subject to an interpretation after the date of this Agreement that render impossible or illegal performance by a Party of its obligations under this Agreement; war; civil commotion; destruction of production facilities or materials by fire, flood, earthquake, explosion or storm; acts of terrorism; epidemic; and failure of public utilities or common carriers. In such event, the disabled Party shall promptly notify the other Party, with written notice to follow, of such inability and of such Party’s estimate of the duration of the period for which such inability is expected to continue. The Party giving such notice shall thereupon be excused from such of its obligations under this Agreement as it is thereby disabled from performing for so long as it is so disabled. Upon termination of a Force Majeure event, the performance of any suspended obligation or duty shall promptly recommence. To the extent possible, each Party shall use commercially reasonable efforts to minimize the duration of any Force Majeure.

IN WITNESS WHEREOF, SFX and Viggle have executed this Agreement as of the date first above written.

SFX ENTERTAINMENT, INC.

By:	/s/ Howard Tytel
Name: Howard Tytel
Title: General Counsel

VIGGLE INC.

By:	/s/ John C. Small
Name: John C. Small
Title: Chief Financial Officer

Schedule 2.1

List of Services and Compensation

List of Services to be provided to SFX by Viggle	Compensation
Human Resources services	(1)

Information technology services	(1)

Legal services	(1)

Administrative and facilities services	(1)

Content and programming services	(1)

(1) Reimbursement to be based on salary and benefits for the employees providing the services, plus 20% for miscellaneous overhead, based on a reasonable estimate of time spent.

List of Services to be provided to Viggle by SFX	Compensation
Tax, accounting, and financial processing services	(1)

Administrative services	(1)

(1) Reimbursement to be based on salary and benefits for the employees providing the services, plus 20% for miscellaneous overhead, based on a reasonable estimate of time spent.